Exhibit 8

Controlled Entities

Ultimate parent of the Group	Incorporated in	Nature of Business
Australia and New Zealand Banking Group Limited	Australia	Banking
All controlled entities are 100% owned unless otherwise noted.
The material controlled entities of the Group are:
Amerika Samoa Bank	American Samoa	Banking
ANZ Capel Court Limited	Australia	Investment Banking
ANZ Capital Funding Pty Ltd	Australia	Funding
ANZ Capital Hedging Pty Ltd	Australia	Hedging
ANZcover Insurance Pty Ltd	Australia	Captive-Insurance
ANZ (Delaware) Inc	USA	Finance
ANZ Executors & Trustee Company Limited	Australia	Trustee/Nominee
ANZ Financial Products Pty Ltd	Australia	Investment
ANZ Funds Pty Ltd	Australia	Holding Company
ANZ Bank (Europe) Limited*	England	Banking
ANZ Bank (Samoa) Limited*	Samoa	Banking
ANZ Holdings (New Zealand) Limited*	New Zealand	Holding Company
ANZ National Bank Limited*	New Zealand	Banking
ANZ Investment Services (New Zealand)*	New Zealand	Fund Manager
ANZ National (Int’l) Limited*	New Zealand	Finance
Arawata Finance Limited*	New Zealand	Finance
Cortland Finance Limited*	New Zealand	Investment
Arawata Holdings Limited*	New Zealand	Holding Company
Harcourt Corporation Limited*	New Zealand	Investment
Airlie Investments Limited*	New Zealand	Investment
Nerine Finance No. 2(1)	New Zealand	Finance
Arawata Trust Company*	New Zealand	Finance
Arawata Trust*	New Zealand	Finance
Endeavour Finance Limited*	New Zealand	Finance
Tui Endeavour Limited*	New Zealand	Finance
National Bank of New Zealand Custodians Limited*	New Zealand	Custodians
Alos Holdings Limited*	New Zealand	Investment
NBNZ Holdings Ltd*	New Zealand	Holding Company
Private Nominees Limited*	New Zealand	Nominee
UDC Finance Limited*	New Zealand	Finance
Truck Leasing Limited*	New Zealand	Leasing
ANZ International (Hong Kong) Limited*	Hong Kong	Holding Company
ANZ Asia Limited*	Hong Kong	Banking
ANZ Bank (Vanuatu) Limited*	Vanuatu	Banking
ANZ International Private Limited*	Singapore	Holding Company
ANZ Singapore Limited*	Singapore	Merchant Banking
ANZ Royal Bank (Cambodia) Limited*(1)	Cambodia	Banking
Bank of Kiribati Ltd*(1)	Kiribati	Banking
LFD Limited	Australia	Holding Company
ANZ Investment Holdings Pty Ltd	Australia	Holding Company
530 Collins Street Property Trust	Australia	Investment
ANZ Lenders Mortgage Insurance Pty Limited	Australia	Mortgage Insurance
ANZ Nominees Limited	Australia	Nominee
ANZ Orchard Investments Pty Ltd	Australia	Holding Company
ANZ Rural Products Pty Ltd	Australia	Investment
Australia and New Zealand Banking Group (PNG) Limited*	Papua New Guinea	Banking
Coral Finance Limted(1)	England	Securitisation
Esanda Finance Corporation Limited	Australia	General Finance
Fleet Partners Pty Limited(2)	Australia	Finance
Kingfisher Trust 2004-1G(1)	Australia	Securitisation
NMRSB Pty Ltd	Australia	Investment
PT ANZ Panin Bank*(1)	Indonesia	Banking

*	Audited by overseas KPMG firms.
(1)

Minority interests hold ordinary shares or units in the controlled entities listed above as follows: Bank of Kiribati -150,000 $1 ordinary shares (25%) (2005 : 150,000 $1 ordinary shares 25%); PT ANZ Panin Bank – 7,500 IDR 1M shares (15%) (2005: 7,500 IDR 1M shares 15%); Nerine Finance No. 2 – 3,650 NZD100,000 redeemable preference shares and 35 NZD1 Class ‘A’ shares (42%) (2005: 3,650 NZD100,000 redeemable preference shares and 35 NZD1 Class ‘A’ shares (42%)); ANZ Royal Bank (Cambodia) Limited – 99,000 $100 USD ordinary shares (45%) (2005: 81,000 100 USD ordinary shares (45%)); Coral Finance Limted – GBP 1 ordinary share (67%) (2005: GBP 1 ordinary share (67%)) and Kingfisher Trust 2004 – 1G $5 residual capital unit (50%) (2005: $5 residual capital unit (50%).

(2)	Sold after year end, see note 52.